UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2023

Verve Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40489	82-4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue, Suite 601 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 28, 2023 (the “Execution Date”), Verve Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Guggenheim Securities, LLC, William Blair & Company, L.L.C., BMO Capital Markets Corp. and RBC Capital Markets, LLC, as representatives of the several underwriters (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The price to the public in the Offering is $10.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $9.40 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,875,000 shares of Common Stock (the “Additional Shares”), at the same price per share as the Shares. The Company estimates that the net proceeds from the Offering will be approximately $117.1 million, or approximately $134.7 million if the Underwriters exercise in full their option to purchase Additional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares, and any Additional Shares, will be issued pursuant to a prospectus supplement dated November 28, 2023 and an accompanying base prospectus that form a part of the registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) (File No. 333- 267578) on September 23, 2022 and became effective upon filing with the SEC on September 23, 2022. The closing of the Offering is expected to take place on or about December 1, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares and Additional Shares is attached as Exhibit 5.1 hereto.

Stock Purchase Agreement

On the Execution Date, the Company also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Eli Lilly and Company (“Lilly”) for the sale and issuance of 2,296,317 shares of Common Stock (the “Lilly Shares”) to Lilly at a price of $10.00 per share (the “Private Placement”) for an aggregate purchase price of approximately $23.0 million. The closing of the Private Placement is expected to take place on or about December 1, 2023, subject to the satisfaction of customary closing conditions. The closing of the Offering is not contingent on the closing of the Private Placement.

The Stock Purchase Agreement contains customary representations, warranties and covenants of each party. The Stock Purchase Agreement includes lock-up restrictions with respect to the Lilly Shares. Pursuant to the terms of the Stock Purchase Agreement, Lilly has agreed not to, and to cause its affiliates not to, sell or transfer any of the Lilly Shares for a period of time following the date of issuance of the Lilly Shares, subject to specified conditions and exceptions.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2023.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the Lilly Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration for private placements based in part on the representations made by Lilly, including that it is acquiring the Lilly Shares for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and an appropriate legend will be applied to the Lilly Shares. The Lilly Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

Item 8.01	Other Events.

On November 28, 2023, the Company issued a press release announcing the pricing of the Offering and the Private Placement. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates that the net proceeds from the Offering and the Private Placement, together with the Company’s existing cash, cash equivalents and marketable securities, will enable it to fund its operating expenses and capital expenditure requirements into late 2026.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated net proceeds from the Offering and the Private Placement, closing of the Offering and Private Placement and the period over which the Company believes that the net proceeds of the Offering and the Private Placement, together with its existing cash, cash equivalents and marketable securities, will be sufficient to fund its operating expenses and capital expenditure requirements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the Offering and Private Placement on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement related to the Offering filed with the SEC on November 28, 2023, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2023 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 28, 2023, by and among the Company and Jefferies LLC, Guggenheim Securities, LLC, William Blair & Company, L.L.C., BMO Capital Markets Corp. and RBC Capital Markets, LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release, dated November 28, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: November 29, 2023	By:	/s/ Allison Dorval
	Name:	Allison Dorval
	Title:	Chief Financial Officer